For Immediate Release

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces Third Quarter 2011 Results

PROVIDENCE, RI, November 3, 2011 – LIN TV Corp. (“LIN Media”; NYSE: TVL), a local multimedia company, today reported its third quarter 2011 results.

Summary of Results for the Third Quarter Ended September 30, 2011

•	Net revenues decreased by 3% to $100.8 million, compared to $103.6 million for the third quarter of 2010.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased by 38% to $22.1 million, compared to $16.0 million for the third quarter of 2010.

•	Political revenues decreased by 78% to $2.8 million, compared to $12.5 million for the third quarter of 2010.

•
Operating income was $20.6 million, compared to operating income of $26.8 million for the third quarter of 2010, which included a non-recurring gain of $1.6 million related to an exchange of broadcast equipment.

•	Net income per diluted share was $0.05, which includes a charge for a special item of $0.03 per share, compared to net income per diluted share of $0.15 for the third quarter of 2010.

Commenting on third quarter 2011 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “Our continued digital revenue growth helped offset the decrease in political revenue and current economic challenges. We are encouraged to see positive indicators for the fourth quarter and our new senior secured credit facility reduces our cost of capital and provides financial flexibility, positioning us well for 2012.”

Operating Highlights

TV Station Ratings and Revenue

•	The Company was ranked number one or number two for 81% of its ABC, CBS, FOX and NBC news stations in their local markets based on viewership among key demographics1.

•
Core local and national advertising sales combined, which excludes political advertising sales, were flat at $85.0 million for the third quarter of 2011 and 2010. Sales in the automotive category, which represented 24% of local and national advertising sales for the three months ended September 30, 2011, decreased by 3% to $20.4 million, compared to $21.0 million for the third quarter of 2010.  The decline in the automotive category was offset in part by a 3% increase in the restaurant category and a 5% increase in the services category, which represented 11% and 7% of local and national advertising sales, respectively, for the three months ended September 30, 2011, compared to the third quarter of 2010.

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1 Nielsen Media Research; Average of LIN Media’s July 2011 ratings based on key demographics: M-F, early morning, early evening, late news. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this report.

  Digital and Interactive Initiatives

•	The Company delivered 33 million total video impressions and engaged 45.3 million daily unique visitors on its stations’ web sites. Average time on site during the quarter was 20 minutes.

•
According to comScore’s September 2011 report, 94% of the Company’s measured station web sites ranked number one or number two in their local market for unique visitors and page views, versus the Company’s measured local broadcast competitors.2

•
Mobile impressions, which include usage of the Company’s mobile web sites, smartphone and tablet applications, were approximately 108 million page views during the third quarter of 2011, compared to 56 million during the third quarter of 2010, an increase of 93% year over year.

•
The Company continues to maximize coverage of extreme weather events. During Hurricane Irene, WAVY-TV and WVBT-TV in Norfolk, WTNH-TV and WCTX-TV in Hartford/New Haven, WPRI-TV and WNAC-TV in Providence, and WWLP-TV in Springfield, ranked number one in user engagement, versus the Company’s measured local news media competitors. The Company's Norfolk and Providence markets further extended their reach to their communities, especially to those experiencing power outages, by live streaming their broadcasts to mobile devices.3

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of September 30, 2011 was $615.6 million, as compared to $623.3 million as of December 31, 2010. Cash and cash equivalent balances as of September 30, 2011 were $37.6 million, as compared to $11.6 million as of December 31, 2010. There were no amounts outstanding under the Company’s revolving credit facility as of September 30, 2011 or December 31, 2010, with $48.7 million available for borrowing under the facility as of September 30, 2011. Consolidated net leverage was 4.2x as of September 30, 2011, as compared to 4.3x as of December 31, 2010. Other components of cash flow for the third quarter of 2011, included cash capital expenditures of $3.7 million and cash payments for programming of $6.7 million.

Special Item

During the third quarter of 2011, the Company accrued $3.0 million, or $1.9 million after-tax, for its share of additional probable and estimable NBC joint venture debt service shortfalls during 2012 and into 2013, and funded shortfall loans to the joint venture of $0.4 million.  The Company’s remaining accrual for such shortfalls as of September 30, 2011 is $4.6 million. The Company believes that additional debt service shortfalls beyond those currently accrued are not probable.

Subsequent Event

New Senior Secured Credit Facility and Notice to Partially Redeem 6½% Senior Subordinated Notes: On October 26, 2011, LIN Television Corporation entered into a credit agreement governing a new senior secured credit facility. The senior secured credit facility is comprised of a $125.0 million term loan and a $75.0 million revolving credit facility (and also allows for the establishment thereunder of certain incremental term loan and revolving credit facilities). Concurrent with the closing of this new senior secured credit facility, the Company terminated its prior credit agreement. Additionally, on October 26, 2011, the Company issued a notice to redeem $109.1 million of its 6½% Senior Subordinated Notes, and $55.9 million of its 6½% Senior Subordinated Notes - Class B.  The redemption of these notes will be funded in part by proceeds from the term loan, the revolving credit facility and cash on hand. The Company expects the redemption to become effective during November 2011. After the redemption, there will remain outstanding $166.8 million in aggregate principal amount of the 6½% Senior Subordinated Notes due 2013 and $85.4 million in aggregate principal amount of the 6½% Senior Subordinated Notes due 2013 – Class B.

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2 comScore media metrics data; September 2011. The Company’s Columbus site is not measured by comScore.
3 Experian Hitwise US, Daily Page Views Ranking (8/27-8/28); (August 27th and August 28th)

Business Outlook

The Company provides historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that fourth quarter 2011 net revenues will decrease by between 10% and 13%, driven largely by the normal odd-year decline in political advertising revenues, compared to net revenues of $125.1 million for the fourth quarter of 2010.  The Company reported $28.2 million of political revenues for the fourth quarter of 2010.

The Company expects that its direct operating and selling, general and administrative expenses, which includes digital cost of sales and other variable sales related expenses, will increase in the range of 1% to 4% (or $0.7 million to $2.2 million) for the fourth quarter of 2011, compared to reported expenses of $60.7 million for the fourth quarter of 2010.

The Company’s current outlook for revenues, expenses and cash flow items for the fourth quarter of 2011, excluding special items, are anticipated to be in the following ranges:

Fourth Quarter 2011
Net advertising revenues	$84.4 to $86.7 million
Net digital revenues	$21.4 to $22.1 million
Network comp/Barter/Other revenues	$3.2 to $4.2 million
Total net revenues	$109.0 to $113.0 million
Direct operating and selling, general and administrative expenses(1)	$61.4 to $63.0 million
Station non-cash stock-based compensation expense	$0.3 to $0.4 million
Amortization of program rights	$5.3 to $6.0 million
Cash payments for programming	$6.0 to $6.5 million
Corporate expense(1)	$5.9 to $6.3 million
Corporate non-cash stock-based compensation expense	$0.9 to $1.0 million
Depreciation and amortization of intangibles	$7.0 to $7.5 million
Cash capital expenditures	$8.5 to $9.0 million
Cash interest expense	$10.5 to $11.0 million
Principal amortization of term loans	$0.0 million
Cash taxes	$0.0 to $0.1 million
Effective tax rate	38% to 40%

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(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward-Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its third quarter results today, November 3, 2011, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-888-221-9542 for U.S. callers and 1-913-312-1430 for international callers. The call-in pass code is 6524741. Callers who intend to participate in the call should dial in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s web site, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above. The telephone replay will be available through November 17, 2011.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. The preceding discussion of our results includes a discussion of net income per diluted share, including a charge for a special item, and includes a section detailing this item.  Net income per diluted share, including a charge for a special item, is a non-GAAP financial measure and is not intended to replace net income per diluted share, a directly comparable GAAP financial measure. Special items are items that are significant, and unusual or infrequent and provide more comparable information about the Company’s operating performance. Additionally, non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in digital, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, barter, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, ongoing economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; the Company's ability to refinance its outstanding senior subordinated notes prior to their maturity and the potential acceleration of its senior secured credit facility in the event that the Company has not redeemed its senior subordinated notes prior to November 13, 2012; global or local events that could disrupt TV broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBCUniversal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners LLC and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations, interactive television station and niche web sites, and mobile platforms in 17 U.S. markets. LIN Media’s online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

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– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)

Net revenues	$100,813	$103,616	$297,567	$294,921

Operating costs and expenses:
Direct operating	34,652	31,708	98,947	90,836
Selling, general and administrative	26,427	26,660	80,789	78,736
Amortization of program rights	5,723	6,024	16,859	18,070
Corporate	5,881	6,047	19,702	17,925
General operating expenses	72,683	70,439	216,297	205,567

Depreciation, amortization and other operating charges (benefits):
Depreciation	6,741	7,079	19,837	21,127
Amortization of intangible assets	245	411	817	1,232
Restructuring charge	498	-	498	2,181
Loss (gain) from asset dispositions	51	(1,148)	409	(3,359)
Operating income	20,595	26,835	59,709	68,173

Other expense:
Interest expense, net	12,608	13,313	38,257	38,456
Share of loss in equity investments	3,071	40	4,238	134
(Gain) loss on derivative instruments	(565)	(481)	(1,768)	2,584
Loss on extinguishment of debt	-	-	192	2,749
Other expense (income), net	60	(28)	58	(710)
Total other expense, net	15,174	12,844	40,977	43,213

Income before provision for income taxes	5,421	13,991	18,732	24,960
Provision for income taxes	2,310	5,720	12,964	9,544
Net income	3,111	8,271	5,768	15,416
Net income attributable to noncontrolling interest	153	-	153	-
Net income attributable to LIN TV Corp.	$2,958	$8,271	$5,615	$15,416

Basic income per common share attributable to LIN TV Corp.:
Net income attributable to LIN TV Corp.	$0.05	$0.15	$0.10	$0.29

Weighted-average number of common shares outstanding used in calculating basic income per common share	55,953	54,734	55,541	53,705

Diluted income per common share attributable to LIN TV Corp.:
Net income attributable to LIN TV Corp.	$0.05	$0.15	$0.10	$0.28

Weighted-average number of common shares outstanding used in calculating diluted income per common share	57,032	56,113	56,852	55,264

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2011	2010
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$37,574	$11,648
Accounts receivable, less allowance for doubtful accounts (2011 - $2,860; 2010 - $2,233)	80,303	82,486
Other current assets	7,596	5,921
Total current assets	125,473	100,055
Property and equipment, net	146,373	154,127
Deferred financing costs	6,131	7,759
Equity investments	272	-
Goodwill	117,655	117,259
Broadcast licenses and other intangible assets, net	406,449	397,280
Other assets	13,417	13,989
Total assets	$815,770	$790,469

LIABILITIES AND DEFICIT
Current liabilities:
Current portion of long-term debt	$184	$9,573
Accounts payable	8,673	8,003
Accrued expenses	47,936	42,353
Program obligations	12,089	9,528
Total current liabilities	68,882	69,457
Long-term debt, excluding current portion	615,431	613,687
Deferred income taxes, net	198,640	185,997
Program obligations	6,273	7,240
Other liabilities	41,574	45,520
Total liabilities	930,800	921,901

LIN TV Corp. stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 33,838,061 and 32,509,759 shares as of September 30, 2011 and December 31, 2010, respectively
Outstanding: 32,965,243 and 31,636,941 shares as of September 30, 2011 and December 31, 2010, respectively	308	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized,
23,502,059 shares as of September 30, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of
September 30, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 872,818 shares of Class A common stock as of September 30, 2011 and December 31, 2010, at cost	(7,869)	(7,869)
Additional paid-in capital	1,120,102	1,109,814
Accumulated deficit	(1,200,352)	(1,205,967)
Accumulated other comprehensive loss	(27,607)	(27,939)
Total LIN TV Corp. stockholders' deficit:	(115,183)	(131,432)
Noncontrolling interest	153	-
Total deficit	(115,030)	(131,432)
Total liabilities and deficit	$815,770	$790,469

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
	2011	2010
	(in thousands)
OPERATING ACTIVITIES:
Net income	$5,768	$15,416
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	19,837	21,127
Amortization of intangible assets	817	1,232
Amortization of financing costs and note discounts	2,858	3,440
Amortization of program rights	16,859	18,070
Program payments	(20,345)	(20,763)
Loss on extinguishment of debt	192	2,749
(Gain) loss on derivative instruments	(1,768)	2,584
Share of loss in equity investments	4,238	134
Deferred income taxes, net	12,839	9,444
Stock-based compensation	4,856	3,641
Loss (gain) from asset dispositions	409	(3,359)
Other, net	332	(129)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,183	(6,333)
Other assets	(261)	1,050
Accounts payable	670	425
Accrued interest expense	11,049	14,627
Other liabilities and accrued expenses	(5,866)	323
Net cash provided by operating activities	54,667	63,678

INVESTING ACTIVITIES:
Capital expenditures	(11,682)	(13,023)
Change in restricted cash	-	2,000
Payments for business combinations	(5,244)	(575)
Proceeds from the sale of assets	48	180
Payments on derivative instruments	(1,822)	(1,525)
Shortfall loan to joint venture with NBCUniversal	(1,408)	(4,079)
Other investments, net	(250)	(1,980)
Net cash used in investing activities, continuing operations	(20,358)	(19,002)
Net cash provided by investing activities, discontinued operations	-	660
Net cash used in investing activities	(20,358)	(18,342)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	673	512
Proceeds from borrowings on long-term debt	920	213,000
Principal payments on long-term debt	(9,666)	(255,855)
Payment of long-term debt issue costs	(310)	(4,887)
Net cash used in financing activities, continuing operations	(8,383)	(47,230)
Net cash used in financing activities, discontinued operations	-	(445)
Net cash used in financing activities	(8,383)	(47,675)

Net increase (decrease) in cash and cash equivalents	25,926	(2,339)
Cash and cash equivalents at the beginning of the period	11,648	11,105
Cash and cash equivalents at the end of the period	$37,574	$8,766